optionsXpress Announces Second Quarter 2008 Results

CHICAGO, IL, July 22, 2008 – optionsXpress Holdings, Inc. (NasdaqGS: OXPS) today reported results for the three months ended June 30, 2008. Highlights from the second quarter 2008 included:

•	Revenues of $61.6 million, a 4% increase year-over-year

•	Net income of $23.3 million, or $0.39 per diluted share

•	Daily average revenue trades (DARTs) of 37,200, a 14% increase year-over-year

•	Net new account growth of 14,400 during the quarter, resulting in 291,500 customer accounts, a 24% increase year-over-year

•	$5.7 billion in customer assets on June 30, 2008, a 7% increase year-over-year

“Our results during the second quarter reflect the continued resiliency of our customers against the backdrop of a challenging market environment,” stated David Fisher, Chief Executive Officer of optionsXpress. “Net new account growth remained robust and activity levels were stable, demonstrating the desire of retail customers to use our broad offering of derivative products to manage the constantly changing market sentiment.”

For the second quarter, DARTs were 37,200, up 14% from 32,700 in the second quarter of 2007, and down 2% from 38,000 in the first quarter of 2008. Trades per account on an annualized basis were 34, down from 36 in the second quarter of 2007, and flat when compared to the first quarter of 2008. Total revenue increased 4% over the second quarter of 2007 and 1% over the first quarter of 2008. Resulting net income was $23.3 million, or $0.39 per share on a diluted basis, a 1% increase from $23.2 million in the second quarter of 2007.

“Total customer assets grew 5% over the first quarter to $5.7 billion while all of the major indices were flat to down, a testament to the benefits of using derivative products and optionsXpress’ educational content that helps customers learn how to integrate these products into their portfolios,” said Adam DeWitt, Chief Financial Officer of optionsXpress. “In addition, pre-tax margins remained strong at 60% despite headwinds from turbulent markets and significantly lower short-term interest rates.”

During the quarter, optionsXpress announced a dividend of $0.08 per share. The total amount of the dividend was approximately $4.8 million and was paid to shareholders on June 27, 2008.

Outlook
Mr. Fisher concluded, “Our performance this quarter underlines our ability to deliver solid results for our shareholders in a difficult environment. We are excited about the acquisition of Open E Cry, which leverages our options and futures-focused brokerage platform and provides us with access to a new customer channel, the institutional futures market. In addition, we continue to see great growth opportunities in our core market, self-directed brokerage focusing on derivatives, while also exploring additional ways to leverage our platform.”

Conference Call
A conference call will be broadcast live on Tuesday, July 22, 2008, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) in the Investor Relations section of optionsXpress’ website at http://www.optionsxpress.com/investor. An online replay will be available approximately two hours after the call and can be accessed in the Investor Relations’ Calendar of Events portion of the website.

About optionsXpress Holdings, Inc.
optionsXpress Holdings, Inc., a pioneer in equity options and futures trading, offers an innovative suite of online brokerage services for investor education, strategy evaluation and trade execution. optionsXpress Holdings subsidiaries include optionsXpress, Inc., a retail online brokerage specializing in options and futures, and brokersXpress, LLC, an online trading and reporting platform for independent investment professionals. Barron’s named optionsXpress the number one online broker for four years in a row (2003 to 2006) and Kiplinger’s Personal Finance named it the top discount broker in 2006.

More information can be found in the Investor Relations section of optionsXpress’ website at http://www.optionsxpress.com/investor.

Safe Harbor
This press release may contain forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks. We urge you to carefully consider these risks in evaluating the information in this press release, including risks related to general economic conditions, regulatory developments, the competitive landscape, the volume of securities trading generally or by our customers specifically and other risks described in our filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. The forward-looking statements made in this press release relate only to events as of the date of this release. We undertake no ongoing obligation to update these statements.

FOR FURTHER INFORMATION:
Investor Inquiries:	Media Inquiries:
Victoria Paris Ashton Partners (312) 553-6715	Josh Inglis Strategics, Inc. (312) 346-2007

optionsXpress Holdings, Inc.
Consolidated Statements of Operations
In thousands, except per share data
(Unaudited)

	Three Months Ended		Change
	6/30/2008	6/30/2007	$	%
Revenues:
Commissions	$40,959	$36,555	$4,404	12%
Interest revenue and fees	11,905	15,148	(3,243)	(21%)
Interest expense	(382)	(1,624)	1,242	76%

Net interest revenue and fees	11,523	13,524	(2,001)	(15%)
Other brokerage related revenue	8,214	8,879	(665)	(7%)
Other income	928	442	486	110%

Net revenues	$61,624	$59,400	$2,224	4%

Expenses:
Compensation and benefits	7,073	6,771	302	4%
Brokerage, clearing and other related expenses	5,685	4,667	1,018	22%
Advertising	5,031	3,455	1,576	46%
Quotation services	1,663	1,947	(284)	(15%)
Depreciation and amortization	1,767	1,320	447	34%
Technology and telecommunications	917	917	0	0%
Other	2,486	2,450	36	1%

Total expenses	$24,622	$21,527	$3,095	14%

Income before income taxes	37,002	37,873	(871)	(2%)
Income taxes	13,654	14,703	(1,049)	(7%)

Net income	$23,348	$23,170	$178	1%

Basic earnings per share	$0.39	$0.37	$0.02	5%
Diluted earnings per share	$0.39	$0.37	$0.02	5%
Weighted average shares
outstanding — basic	60,025	62,944	(2,919)	(5%)
Weighted average shares
outstanding — diluted	60,175	63,142	(2,967)	(5%)

	Six Months Ended		Change
	6/30/2008	6/30/2007	$	%
Revenues:
Commissions	$79,888	$70,311	$9,577	14%
Interest revenue and fees	26,278	29,283	(3,005)	(10%)
Interest expense	(1,166)	(3,200)	2,034	(64%)

Net interest revenue and fees	25,112	26,083	(971)	(4%)
Other brokerage related revenue	15,692	16,969	(1,277)	(8%)
Other income	1,697	765	932	122%

Net revenues	$122,389	$114,128	$8,261	7%

Expenses:
Compensation and benefits	13,732	12,972	760	6%
Brokerage, clearing and other related expenses	10,703	9,497	1,206	13%
Advertising	9,905	7,016	2,889	41%
Quotation services	3,570	3,661	(91)	(2%)
Depreciation and amortization	3,445	2,586	859	33%
Technology and telecommunications	1,823	1,765	58	3%
Other	4,710	3,974	736	19%

Total expenses	$47,888	$41,471	$6,417	15%

Income before income taxes	74,501	72,657	1,844	2.5%
Income taxes	27,364	28,206	(842)	(3%)

Net income	$47,137	$44,451	$2,686	6.0%

Basic earnings per share	$0.77	$0.71	$0.06	8%
Diluted earnings per share	$0.77	$0.70	$0.07	10%
Weighted average shares
outstanding — basic	61,303	62,863	(1,560)	(2%)
Weighted average shares
outstanding — diluted	61,476	63,066	(1,590)	(3%)

optionsXpress Holdings, Inc.
Consolidated Balance Sheets
In thousands
(Unaudited)

	Period Ended		Change
	6/30/2008	12/31/2007	$	%
Assets:
Cash and cash equivalents	$98,216	$70,492	$27,724	39%
Investments in securities	103,225	158,175	(54,950)	(35%)
Cash and Investments segregated
in compliance with federal regulations	565,651	599,059	(33,408)	(6%)
Receivables from brokerage customers, net	229,210	207,417	21,793	11%
Receivables from brokers, dealers and
clearing organizations	21,964	37,044	(15,080)	(41%)
Deposits with clearing organizations	23,995	28,334	(4,339)	(15%)
Fixed assets, net	13,173	12,878	295	2%
Goodwill	29,022	28,616	406	1%
Other intangible assets, net	3,450	3,900	(450)	(12%)
Other assets	27,440	9,596	17,844	186%

Total assets	$1,115,346	$1,155,511	($40,165)	(3%)

Liabilities and stockholders’ equity:
Liabilities
Payables to brokerage customers	$837,992	$851,130	($13,138)	(2%)
Payables to brokers, dealers and clearing
organizations	2,850	8,002	(5,152)	(64%)
Accounts payable and accrued liabilities	27,889	15,734	12,155	77%
Current and deferred income taxes	640	2,937	(2,297)	(78%)

Total liabilities	869,371	877,803	(8,432)	(1%)
Stockholders’ equity	245,975	277,708	(31,733)	(11%)

Total liabilities and stockholders'
equity	$1,115,346	$1,155,511	($40,165)	(3%)

optionsXpress Holdings, Inc.
Statistical Operating Data

	Three Months Ended		Change
	6/30/2008	6/30/2007	$ or #	%
Number of customer accounts
(at period end)(1)	291,500	235,300	56,200	24%
Daily average revenue trades (‘‘DARTs’’)(2)	37,200	32,700	4,500	14%
Customer trades per account (3)	34	36	(2)	(6%)
Average commission per trade	$17.20	$17.73	($0.53)	(3%)
Option trades as a % of total trades	66%	65%	1%
Advertising expense per net new
customer account (4)	$349	$300	$49	16%
Total client assets (000s)	$5,705,209	$5,323,497	$381,712	7%
Client margin balances (000s)	$236,192	$155,793	$80,399	52%

	Six Months Ended		Change
	6/30/2008	6/30/2007	$ or #	%
Number of customer accounts
(at period end)(1)	291,500	235,300	56,200	24%
Daily average revenue trades (‘‘DARTs’’)(2)	37,600	31,700	5,900	19%
Customer trades per account (3)	34	36	(2)	(6%)
Average commission per trade	$17.01	$17.87	($0.86)	(5%)
Option trades as a % of total trades	65%	65%	0%
Advertising expense per net new
customer account (4)	$340	$323	$17	5%
Total client assets (000s)	$5,705,209	$5,323,497	$381,712	7%
Client margin balances (000s)	$236,192	$155,793	$80,399	52%

(1) Customer accounts are open, numbered accounts.
(2) DARTs are total revenue-generating trades for a period divided by the number of trading days in that period.
(3) Customer trades per account are total trades divided by the average number of total customer accounts during the period. Customer trades are annualized.
(4) Calculated based on total net new customer accounts opened during the period.